Exhibit 99.2

First Quarter 2017 Financial Results April 25, 2017

1 Important Notices | 1Q17 Earnings This presentation contains forward - looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated . The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward - looking statements . All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward - looking statements that involve certain risks and uncertainties . While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially . Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that ( i ) CIT is unsuccessful in implementing its Amended Capital Plan on the timing and terms contemplated, (ii ) the risk that CIT is unsuccessful in implementing its strategy and business plan, (iii ) the risk that CIT is unable to react to and address key business and regulatory issues, ( iv) the risk that CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, and (v) the risk that CIT becomes subject to liquidity constraints and higher funding costs . We describe these and other risks that could affect our results in Item 1 A, “Risk Factors,” of our latest Annual Report on Form 10 - K for the year ended December 31 , 2016 , which was filed with the Securities and Exchange Commission . Accordingly, you should not place undue reliance on the forward - looking statements contained in this press release . These forward - looking statements speak only as of the date on which the statements were made . CIT undertakes no obligation to update publicly or otherwise revise any forward - looking statements, except where expressly required by law . This presentation is to be used solely as part of CIT management’s continuing investor communications program . This presentation shall not constitute an offer or solicitation in connection with any securities .

2 Executing on Our 2017 Priorities to Simplify, Strengthen and Grow CIT 1 Focus on Our Core Businesses 3 Maintain Strong Risk Management 2 Improve Profitability and Return Capital (1) Commercial allowance for loan losses plus principal loss discount as % of commercial finance receivables (before the princi pal loss discount). (2) Capital ratios preliminary as of 3/31/17 and based on fully phased - in Basel III estimates . ▪ Stable operating trends ▪ Commercial Banking Financing & Leasing Assets up 1% ▪ Net Finance Margin remained strong ▪ Credit trends remain stable ▪ Closed sale of CIT Commercial Air business ▪ Initiated actions to reduce almost $6 billion of unsecured debt ▪ Deposits will increase to 78% post the liability management actions; weighted average deposit coupon decreased 5 bps from the prior year ▪ Achieved ~40% of 2018 operating expense save target ▪ Tangible Book Value per share increased to $46.09 ▪ Commercial credit reserve (1) 2.0% of finance receivables ▪ Non - accruals 0.9% of finance receivables ▪ Common Equity Tier 1 ratio (2) 14.3% | 1Q17 Earnings

Earnings Summary

($ in M, except per share data)	1Q17	4Q16	1Q16	▲4Q16	▲1Q16
Interest Income	456	474	483	(18)	(27)
Net Operating Lease Revenues(1)	124	125	154	(1)	(30)
Interest Expense	163	178	195	(15)	(32)
Net Finance Revenue	**417**	**421**	**442**	(4)	(25)
Other Income	79	(118)	85	197	(6)
Provision for Credit Losses	50	37	90	(13)	40
Goodwill Impairment	-	354	-	(354)	-
Loss on Debt Extinguishment and Deposit Redemption	-	3	2	(3)	(2)
Operating Expenses	312	341	330	(30)	(19)
Pre-tax Income (Loss) from Continuing Operations	**134**	**(432)**	**105**	567	29
(Provision) Benefit for Income Taxes	(56)	7	(44)	63	(12)
Income (Loss) from Continuing Operations	**78**	**(426)**	**61**	504	17
Income from Discontinued Operations	161	172	90	(11)	71
(Provision) Benefit for Income Taxes	(73)	(889)	(5)	815	(68)
Gain on sale of discontinued operations	14	-	-	14	14
Income (Loss) from Discontinued Operations, net of taxes	**102**	**(717)**	**85**	818	17
Net Income (Loss)	**180**	**(1,143)**	**146**	1,322	34
Diluted income per common share					
Income (Loss) from Continuing Operations	0.38	(2.10)	0.30	2.48	0.08
Income (Loss) from Discontinued Operations, net of taxes	0.50	(3.55)	0.42	4.05	0.08
Diluted Income (Loss) per common share	0.88	(5.65)	0.72	6.54	0.16
Return on Average Earning Assets					
Average Earning Assets	46,639	46,965	48,107	(326)	(1,468)
After Tax Return on Average Earnings Assets - Continuing	0.67%	NM	0.51%	NM	0.16

Certain balances may not sum due to rounding.
(1) Net of depreciation and maintenance and other operating lease expenses.

CIT | 1Q17 Earnings 3

4 Impact of Noteworthy Items from Strategic Initiatives (Non - GAAP) (1) Continuing Operations Discontinued Operations Total Reported GAAP Net Income $78 $102 $180 GAAP EPS $0.38 $0.50 $0.88 Noteworthy Items (After - Tax) Other Strategic Initiatives Restructuring Costs ($10) ($10) Currency Translation Adjustments (2) ($7) ($7) Commercial Air Sale Entity Restructuring ($14) ($14) Suspended Depreciation $69 $69 Secured Debt Pay - off ($34) ($34) TC - CIT Joint Venture Gain $13 $13 Total Noteworthy Items ($31) $48 $17 Non - GAAP Net Income excluding Noteworthy Items $109 $54 $163 Non - GAAP EPS excluding Noteworthy Items $0.54 $0.26 $0.80 ($ in M, except per share data) EPS based on 203.3 million average diluted shares outstanding, $ impacts are rounded . (1) See appendix page 21 for details on Noteworthy Items included in the 1Q17 results. (2) Related to international business exits in NSP. | 1Q17 Earnings Certain balances may not sum due to rounding

Earnings Summary Excluding Noteworthy Items (Non-GAAP)

($ in M, except per share data)	1Q17	4Q16	1Q16	▲4Q16	▲1Q16
Interest Income	456	474	483	(18)	(27)
Net Operating Lease Revenues[1]	124	125	154	(1)	(30)
Interest Expense	163	178	195	(15)	(32)
Net Finance Revenue	**417**	**421**	**442**	(4)	(25)
Other Income	87	103	76	(16)	12
Provision for Credit Losses	50	37	90	(13)	40
Goodwill Impairment	-	-	-	-	-
Loss on Debt Extinguishment and Deposit Redemption	-	3	2	(3)	(2)
Operating Expenses	297	310	310	(13)	(13)
Pre-tax Income from Continuing Operations	**157**	**174**	**117**	(16)	41
Provision for Income Taxes	(48)	(49)	(60)	(1)	(12)
Income from Continuing Operations	**109**	**125**	**57**	(16)	52
Income from Discontinued Operations	87	100	90	(13)	(3)
Provision for Income Taxes	(33)	(16)	(5)	(18)	(28)
Gain on sale of discontinued operations	-	-	-	-	-
Income from Discontinued Operations, net of taxes	**54**	**84**	**85**	(30)	(31)
Net Income	**163**	**210**	**142**	(47)	21
Diluted income per common share					
Income from Continuing Operations	0.54	0.62	0.28	(0.08)	0.26
Income from Discontinued Operations, net of taxes	0.26	0.42	0.42	(0.16)	(0.16)
Diluted Income per common share	0.80	1.04	0.70	(0.24)	0.10
Return on Average Earning Assets					
Average Earning Assets	46,639	46,965	48,107	(326)	(1,468)
After Tax Return on Average Earnings Assets - Continuing	0.94%	1.07%	0.47%	(0.13)	0.47

Certain balances may not sum due to rounding.
(1) Net of depreciation and maintenance and other operating lease expenses.

CIT | 1Q17 Earnings 5

Key Performance Metrics – Continuing Operations

($ in M)	As Reported			Excluding Noteworthy Items[1]			
	1Q16	4Q16	1Q17	1Q16	4Q16	1Q17	2018 Target
AEA[2]	48,107	46,965	46,639	48,107	46,965	46,639	-
Net Finance Margin[3]	3.7%	3.6%	3.6%	3.7%	3.6%	3.6%	3.0–3.5%
Credit provision[3]	0.7%	0.3%	0.4%	0.7%	0.3%	0.4%	0.25–0.50%
Other income[3]	0.7%	(1.0%)	0.7%	0.6%	0.9%	0.8%	0.6–0.75%
Operating Expenses[3][4]	2.5%	2.8%	2.5%	2.5%	2.6%	2.5%	1.9–2.2%
Net Efficiency Ratio[5]	57.6%	109.0%	58.6%	58.7%	58.0%	57.7%	Low 50s
Tax Rate	42%	NM	42%	51%	29%	30%	<40%
CET1 Ratio[6]	13.1%	13.8%	14.3%	13.1%	13.8%	14.3%	10–11%[9]
Adjusted ROATCE	4.3%[7]	NM	5.4%[7]	4.1%[8]	8.4%[8]	7.4%[8]	10%[9]

(1) See appendix page 21 for details on Noteworthy Items included in the 4Q16 results and appendix page 26 for non-GAAP reconciliation.
(2) Average earning assets (AEA) components include interest earning cash, investments, securities and indemnification assets, loans and operating lease equipment, less the credit balances of factoring clients.
(3) As % of average earnings assets.
(4) Operating expenses exclusive of restructuring costs and intangible assets amortization.
(5) Total operating expenses exclusive of restructuring charges and amortization of intangibles divided by total revenue (net finance revenue and other income).
(6) Capital ratios preliminary as of 3/31/17 and based on fully phased-in Basel III estimates.
(7) Return on average tangible common equity for continuing operations adjusted to remove the impact of intangible amortization, goodwill impairment and the impact from valuation allowance from income from continuing operations, while the average tangible common equity is reduced for disallowed deferred tax assets and ~$3 billion of capital reduction associated with the Commercial Air sale.
(8) Return on average tangible common equity for continuing operations excluding noteworthy items is adjusted to remove the impact of intangible amortization, goodwill impairment and the impact from valuation allowance from income from continuing operations, while the average tangible common equity is reduced for disallowed deferred tax assets and ~$3 billion of capital reduction associated with the Commercial Air sale.
(9) Currently intend to achieve towards the end of 2018, subject to regulatory approval of assumed capital actions.

CIT | 1Q17 Earnings
6

7 Financing & Leasing Assets (FLA) – Continuing Operations Highlights 11.8 11.2 10.7 10.3 10.0 6.9 7.0 7.1 7.2 7.2 5.4 5.7 5.4 5.6 5.7 7.1 7.0 7.3 7.3 7.9 7.2 7.2 7.2 7.0 6.9 1.2 1.1 1.0 0.2 0.2 0 20 40 1Q16 2Q16 3Q16 4Q16 1Q17 ($ in B) Commercial Banking: ▪ Commercial Finance: Decreased resulting from portfolio positioning activities, including the sale of ~$130 million in loans as we emphasize opportunities to build upon our specialty lending expertise and broaden relation ships ▪ Rail: Flat driven by deliveries from the order - book, offset by asset sales and depreciation (~$270 million remaining in the order - book) ▪ Real Estate Finance : Increased driven by new business volume and lower prepayments ▪ Business Capital: Increased driven by growth in Commercial Services Consumer Banking: Legacy Consumer Mortgages annualized run - off of 12% in the quarter and a slight d ecrease in Other Consumer Banking Non - Strategic Portfolios: Slightly down reflecting portfolio run - off $39.5 $38.9 $38.7 $37.7 $37.8 Total Reported Consumer Banking Non - Strategic Portfolios Rail Commercial Finance Real Estate Finance Business Capital Commercial Banking Totals may not sum due to rounding | 1Q17 Earnings

Net Finance Margin Trends – Continuing Operations

Net Finance Revenue & Net Finance Margin



($ in M)
3.67%
3.63%
3.51%
3.58%
3.57%
442
434
418
421
417
75
73
71
74
56
367
361
347
347
361
1Q16
2Q16
3Q16
4Q16
1Q17
Net Finance Revenue and other items (1)
PAA
NFM

Yield/Cost Analysis (2)	1Q17	4Q16	1Q16	▲ 4Q16	▲ 1Q16
Interest bearing deposits and investments	1.77%	1.54%	1.24%	*0.23*	*0.53*
Loans	5.85	6.07	5.88	*(0.22)*	*(0.03)*
Operating leases (net)	6.61	6.72	8.80	*(0.11)*	*(2.19)*
Indemnification assets	(9.50)	(9.42)	(3.13)	*(0.08)*	*(6.37*
Earning assets	4.97	5.10	5.29	*(0.13)*	*(0.32)*
Deposits	1.21	1.24	1.25	*(0.03)*	*(0.04)*
Borrowings	1.87	2.23	2.37	*(0.36)*	*(0.50)*
Interest-bearing liabilities	1.43	1.56	1.67	*(0.13)*	*(0.24)*

(1) Other items include suspended depreciation, interest recoveries/prepayments, other loan and debt FSA.
(2) More detail is available in the average balance sheet within the first quarter 2017 earnings release.

Highlights

- Net Finance Revenue excluding the impact of purchase accounting accretion increased 4% from prior quarter
- Stable Net Finance Margin compared to prior quarter primarily reflecting:
  - \- ~15 bps related to lower purchase accounting accretion, primarily due to prior period prepayments
  - \- ~5 bps related to a reduction in other prepayment benefits
  - \+ ~12 bps related to a reduction in interest expense
  - \+ ~7 bps related to loan mix, investment securities build out and LIBOR benefits

CIT | 1Q17 Earnings 8

9 Funding Composition (Post Liability Management Actions) Unsecured Debt Maturity: 03/31/2017 (1) Weighted Average Rate (2)(3) 2.16% CIT Funding Mix: 03/31/2017 CIT Funding Mix: Pro - Forma (2)(3) Weighted Average Rate (2)(3) 1 .74% $0 $1 $2 $3 $4 2017 2018 2019 2020 2021 2022 2023+ Unsecured Debt Unsecured Debt Maturity: Pro - Forma (1) (1) E xclude s securitizations and secured debt that is primarily repaid with pledged collateral cash flows . (2) Excludes all amortization of fees and expenses on long - term debt. (3) Excludes discontinued operations. (In Billions) Unsecured Debt Securitizations and other Asset-Based Borrowings Deposits FHLB 69% 22% 4% 5% 12% 4% 78% 6% $0 $1 $2 $3 $4 2017 2018 2019 2020 2021 2022 2023+ | 1Q17 Earnings

10 Asset Quality Trends – Continuing Operations ($ in M) 273 265 283 279 259 0.42% 0.45% 0.28% 0.32% 0.37% 1Q16 2Q16 3Q16 4Q16 1Q17 Non-accrual Loans Net Charge-offs % to AFR 390 379 397 408 424 1.6% 1.6% 1.7% 1.8% 1.9% 1.9% 1.9% 1.9% 2.0% 2.0% 1Q16 2Q16 3Q16 4Q16 1Q17 Princ. Loss Disc Allowance for Loan Losses (ALL) ALL % to FR ALL + Princ Loss Disc. % to FR before principle loss discount (1) (1) Average finance receivables (AFR) is computed using month - end balances and is the average of finance receivables which includes loans, direct finance lease and leverage lease receivables and factoring receivables. It excludes operating lease equipment . Non - accrual Loans & Net Charge - offs Allowance for Loan Losses - Commercial ▪ Non - accrual loans decreased from the prior quarter driven by lower balances in Commercial Banking ▪ Allowance for loan losses increased from the prior quarter primarily due to an increase in a specific reserve associated with a single account in the factoring business ▪ N et charge - offs were $28 million, u p from $24 million in the prior quarter driven by charge - offs in Business Capital and Real Estate Finance ▪ ALL as a % of finance receivables on commercial loans increased to 1.9% - Including the principal loss discount, ALL as a % of finance receivables remained flat at 2.0% Highlights Non - accrual Loans % of FR 0.9% 0.9% 1.0% 0.9% 0.9% | 1Q17 Earnings

11 26 24 29 26 26 30 26 29 27 29 5 23 13 11 9 24 27 13 16 -55 -30 -5 20 45 70 95 120 145 Other Income Trends – Continuing Operations Factoring commissions Fee revenues Gains on sales of leasing equipment All other income ($ in M) 1Q16 3 Q16 4Q 16 1 Q17 2 Q16 Total Reported ▪ Flat factoring commissions reflecting higher volume and a decline in commission rates primarily due to mix ▪ Higher fee revenues driven by increased capital market fees ▪ Gains on sale of leasing equipment driven by the sale of rail cars ▪ All other income primarily reflects: - Currency translation adjustment charge of approximately $8 million in NSP (noteworthy item) Highlights $85 $100 $84 ($118) $79 (182) | 1Q17 Earnings

Operating Expenses Trends – Continuing Operations

Net Efficiency Ratio[1]

1Q16	2Q16	3Q16	4Q16	1Q17
58%/59%[2]	55%	59%	109%/58%[2]	59%/58%[2]



($ in M)
330
309
303
341
312
2
17
13
296
285
286
309
275
1Q16
2Q16
3Q16
4Q16
1Q17
Amortization of Intangibles
Restructuring Charges
Third Party Costs
NSP Direct
All Other Operating Expenses

Highlights

- Continued progress on operating expense reduction program
- Achieved approximately 40% of $150 million annual expense reduction goal; based on $1.2 billion 4Q15 normalized annual run rate
- Reduction from prior quarter reflects absences of noteworthy and elevated costs from OneWest legacy matters as well as a reduction in costs associated with strategic initiatives
- Operating expenses in the current quarter also benefited from the timing of technology expenditures

Certain balances may not sum due to rounding.
(1) Total operating expenses exclusive of restructuring charges and amortization of intangibles divided by total revenue (Net finance margin and other income).
(2) Net Efficiency ratio excluding noteworthy items, see appendix page 21 for non-GAAP reconciliation.

CIT | 1Q17 Earnings 12

Commercial Banking

($ in M)	1Q17	4Q16	1Q16	$ Inc/ (Dec) ▲ 4Q16	▲ 1Q16
Interest Income	308	322	324	(15)	(17)
Net Rental Income (1)	124	125	150	(1)	(26)
Interest Expense	120	127	130	(7)	(10)
Net Finance Revenue	312	320	344	(8)	(32)
Other Income	72	92	58	(19)	14
Credit Provision	49	31	86	18	(37)
Goodwill Impairment	-	35	-	(35)	-
Operating Expenses	179	183	197	(5)	(19)
Pre-tax Income	156	163	118	(7)	38

Key Metrics	1Q17	4Q16	1Q16	▲ 4Q16	▲ 1Q16
AEA	29,305	29,505	29,967	(200)	(662)
NFM	4.3%	4.3%	4.6%	(0.1%)	(0.3%)
Net Efficiency Ratio	46.2%	52.6%	48.7%	6.4%	2.6%
PTI-ROAEA	2.1%	2.2%	1.6%	(0.1%)	0.6%

Commentary

vs. Prior Quarter

- Net Finance Revenue decreased reflecting lower interest expense that was more than offset by lower purchase accounting accretion and lower prepayment benefits
- Other Income decreased reflecting a $22 million gain on an investment related to a loan workout in Commercial Finance in the prior quarter
- Credit Provision increased reflecting an increase in a specific reserve associated with a single account in the factoring business
- Operating Expenses decrease primarily driven by lower compensation expenses

vs. Year-ago Quarter

- Pre-tax Income increased due to lower credit costs and lower operating expenses, partially offset by lower purchase accounting accretion and a lower margin in Rail

Certain balances may not sum due to rounding.
(1) Net of depreciation and maintenance and other operating lease expenses.

CIT | 1Q17 Earnings 13

14 ▪ Net Finance Revenue decreased due to lower purchase accounting accretion ▪ Other Income was essentially flat ▪ Credit Provision decreased due to higher reserves on certain Legacy Consumer Mortgage loans in the prior quarter ▪ Operating Expenses decreased absent $27 million in charges from legacy OneWest Bank matters in the prior quarter ▪ Pre - tax Income was essentially flat, primarily driven by higher net finance revenue and lower credit provision, offset by higher operating expenses Commentary $ Inc/ (Dec) ($ in M) 1Q17 4Q16 1Q16 4Q16 1Q16 Interest Income 100 107 105 (7) (5) Interest Expense (7) (4) 8 3 15 Net Finance Revenue 107 110 97 (4) 9 Other Income 8 7 8 1 - Credit Provision 1 6 3 5 3 Goodwill Impairment - 319 - (319) - Operating Expenses 96 123 85 (27) 11 Pre - tax Income (Loss) 18 (331) 17 349 1 Key Metrics 1Q17 4Q16 1Q16 4Q16 1Q16 AEA 7,292 7,458 7,589 (166) (297) NFM 5.8% 5.9% 5.1% (0.1%) 0.7% Net Efficiency Ratio 79.5% 100.5% 76.3% 21.0% (3.2%) PTI - ROAEA 1.0% (17.7%) 0.9% 18.7% 0.1% Consumer Banking Certain balances may not sum due to rounding. vs. Prior Quarter vs. Year - ago Quarter | 1Q17 Earnings

Commercial Air Sale – Current Estimated Remaining Financial Impact[1]

($ in M pre-tax, except GAAP taxes item)

Item	4Q16	1Q17	2Q17	Total	Oct. 6th Presentation
				Total premium = $630	
Premium	-		$410	$410[2]	$600
Suspended Depreciation	$110	$110	-	$220	-
Other Settlement Items	-	$10	($210)	($200)	($200)
Gain on Sale (Pre-Tax) Total	**$110**	**$120**	**$200**	**$430**	**$400**
Debt Extinguishment and Transaction Costs (Pre-Tax)	($250)[3]	($40)	($260)	($550)	($550)
GAAP Taxes	($770)[4]	($70)	($80)	($920)	($1,100)
Net P&L	**($910)**	**($10)**	**($140)**	**($1,040)**	**($1,250)**
Goodwill & Intangibles	-	-	$140	$140	$150
Total Impact to TBV before capital actions	**($910)**	**($10)**	**-**	**($900)**	**($1,100)**

Current estimated change in TBV better than original estimate as the cost related to the termination of the Canadian TRS, was partially offset by lower assumed debt costs and taxes

(1) All activity in discontinued operations, except for TRS termination charge in 4Q16 of $243 million and debt extinguishment and transaction costs in 2Q17 estimated to be ~$185 million.
(2) Remaining premium of $410 million to be recognized as gain.
(3) Amount of TRS termination charge related to Commercial Air of $125 million assumed in the transaction adjustments assumption on October 6th. Actual amount of charge was $243 million for termination of entire Canadian facility. In addition, incurred approximately $7 million in costs for termination of secured debt.
(4) Updated to reflect tax impact of full Canadian TRS termination and estimated tax rates.

CIT | 1Q17 Earnings 15

Key Performance Metrics – Continuing Operations

($ in M)	1Q17	Excluding Noteworthy Items[1] 1Q17	2017 Outlook Commentary	2018 Target
AEA[2]	46,639	46,639	▪ Expect to grow in the low single digits, as mid-single digit growth in our core businesses will be offset by run-off in legacy portfolios and NSP	-
Net Finance Margin[3]	3.6%	3.6%	▪ Expect to trend toward the middle to upper end of the range, as high yielding portfolio run-off and Rail headwinds are partially offset by the benefits from increased rates	3.0–3.5%
Credit provision[3]	0.4%	0.4%	▪ Expect to be within the targeted range	0.25–0.50%
Other income[3]	0.7%	0.8%	▪ Expect to be within the targeted range	0.6–0.75%
Operating Expenses[3][4]	2.5%	2.5%	▪ Expect ongoing improvement as cost reduction initiatives progress	1.9–2.2%
Net Efficiency Ratio[5]	58.6%	57.7%		Low 50s
Tax Rate	42%	30%	▪ Expect to be in the mid 30% range excluding discrete items	<40%
CET1 Ratio[6]	14.3%	14.3%	▪ Currently intend to achieve towards the end of 2018, subject to regulatory approval of assumed capital actions	10–11%
Adjusted ROATCE	7.3%[7]	7.4%[8]	▪ Currently intend to achieve towards the end of 2018, subject to regulatory approval of assumed capital actions	10%

(1) See appendix page 21 for details on Noteworthy Items included in the 4Q16 results and appendix page 26 for non-GAAP reconciliation.
(2) Average earning assets (AEA) components include interest earning cash, investments, securities and indemnification assets, loans and operating lease equipment, less the credit balances of factoring clients.
(3) As % of average earnings assets.
(4) Operating expenses exclusive of restructuring costs and intangible assets amortization.
(5) Total operating expenses exclusive of restructuring charges and amortization of intangibles divided by total revenue (net finance revenue and other income).
(6) Capital ratios preliminary as of 3/31/17 and based on fully phased-in Basel III estimates.
(7) Return on average tangible common equity for continuing operations adjusted to remove the impact of intangible amortization, goodwill impairment and the impact from valuation allowance from income from continuing operations, while the average tangible common equity is reduced for disallowed deferred tax assets and ~$3 billion of capital reduction associated with the Commercial Air sale.
(8) Return on average tangible common equity for continuing operations excluding noteworthy items is adjusted to remove the impact of intangible amortization, goodwill impairment and the impact from valuation allowance from income from continuing operations, while the average tangible common equity is reduced for disallowed deferred tax assets and ~$3 billion of capital reduction associated with the Commercial Air sale.

CIT | 1Q17 Earnings
16

17 | 1Q17 Earnings 2017 Focus  Continue to grow our core operations in Commercial Banking and broadening our relationships with existing clients across specialty verticals  Leverage our digital platform in Consumer Banking and Small Business Lending  Continue to make progress towards our expense targets  Reduce our funding costs and grow our deposits with greater efficiency  Maintain strong capital and risk management processes  Return capital to shareholders Executing on O ur Priorities to Simplify, Strengthen and Grow CIT O perating trends remain stable Completed the Sale of Commercial Air

18 APPENDIX | 1Q17 Earnings

19 13.7% 14.0% 14.3% 14.6% 15.1% 13.1% 13.4% 13.6% 13.8% 14.3% 13.7% 13.8% 14.2% 13.9% 14.6% 1Q16 2Q16 3Q16 4Q16 1Q17 Total Capital Ratio CET1 Ratio Tier 1 Leverage Ratio Strong Capital Position 9.9 9.9 10.0 9.2 9.4 9.1 9.1 9.3 9.0 9.2 1Q16 2Q16 3Q16 4Q16 1Q17 TBV CET1 Capital Tangible Book Value / CET1 Risk Based Capital Ratios (1) ▪ Total capital comprised mostly of CET1 capital ▪ CET1 and Total regulatory capital ratios increased from the previous quarter primarily due to the decrease in RWA and higher stockholders equity - RWA declined primarily driven by a decline in balance sheet assets Highlights (1) Capital ratios preliminary as of 3/31/17 and based on fully phased - in Basel III estimates. ($ in B) 69.2 67.8 67.5 65.1 64.5 1Q16 2Q16 3Q16 4Q16 1Q17 Risk Weighted Assets (RWA) ($ in B) | 1Q17 Earnings

20 (1) Average earning assets (AEA) components include interest earning cash, investments, securities and indemnification assets, loans and operating lease equip men t, less the credit balances of factoring clients . (2) Return on average tangible common equity for continuing operations excluding noteworthy items is adjusted to remove the impact of in tan gible amortization, goodwill impairment and the impact from valuation allowance from income from continuing operations, while the average tangible common equity is reduced for disallowed deferred ta x assets and ~$3 billion of capital reduction associated with the Commercial Air sale. See appendix page 27 for reconciliation (3) Average finance receivables (AFR) is computed using month - end balances and is the average of finance receivables which include s loans, direct finance lease and leverage lease receivables and factoring receivables. It excludes operating lease equipment. (4) Capital ratios are preliminary as of 3/31/17 and based on fully phased - in Basel III estimates. At or For the Period Ended 1Q17 4Q16 3Q16 2Q16 1Q16 EPS (Diluted) – Total $0.88 ($5.65) $0.65 $0.08 $0.72 EPS (Diluted) – Continuing Ops. $0.38 ($2.10) $0.47 $0.43 $0.30 Book Value Per Share $50.14 $49.50 $55.45 $54.92 $54.99 Tangible Book Value Per Share (TBVPS) $46.09 $45.41 $49.56 $48.99 $48.94 Pre - tax r eturn on Average Earning Assets (ROAEA) – Continuing Ops. (1) 1.15% (3.68%) 1.25% 1.66% 0.88% After - tax r eturn on Average Earning Assets (ROAEA) – Continuing Ops. (1) 0.67% (3.63%) 0.79% 0.73% 0.51% Net Finance Margin – Continuing Ops. 3.57% 3.58% 3.51% 3.63% 3.67% Net Efficiency Ratio – Continuing Ops. 58.6% 109.2% 58.6% 54.9% 57.6% Pro Forma Adjusted ROATCE – Continuing Ops. (2) 7.40% 8.37% 7.29% 6.35% 4.03% Net Charge - offs (% of AFR (3) ) 0.37% 0.32% 0.28% 0.45% 0.42% A llowance for loan losses as % of Finance Receivables for Commercial assets 1.85% 1.81% 1.74% 1.62% 1.62% CET1 Ratio (4) 14.3% 13.8% 13.6% 13.4% 13.1% Total Capital Ratio (4) 15.1% 14.6% 14.3% 14.0% 13.7% Performance Highlights & Trends | 1Q17 Earnings

Noteworthy Items

($ in M, except for per share data)

		Segment	Item	Line Item	Pre-Tax	After-Tax	Per Share(1)
1Q16	Continuing Operations	NSP	Gain on Sale - UK	Other Income	$24	$15	$0.07
		Corporate	Restructuring Expenses	Operating Expenses	($20)	($13)	($0.06)
		Corporate	Discrete Tax Benefit	Tax Provision	-	$13	$0.06
		NSP	Asset Impairment	Other Income	($11)	($8)	($0.04)
		NSP	Liquidating Europe CTA	Other Income	($3)	($3)	($0.01)
2Q16	Continuing Operations	Corporate	Restructuring Expenses	Operating Expenses	($10)	($6)	($0.03)
	Discontinued Operations		Financial Freedom Interest Curtailment Reserve		($230)	($163)	($0.80)
			Business Air Goodwill Impairment		($4)	($3)	($0.01)
3Q16	Continuing Operations	Corporate	China Valuation Allowance	Tax Provision	-	($16)	($0.08)
		Consumer Banking	Gain related to IndyMac venture	Other Income	$5	$3	$0.01
		Corporate	Restructuring Expenses	Operating Expenses	($2)	($1)	($0.01)
	Discontinued Operations		Reverse Mortgage Servicing Rights Impairment		($19)	($12)	($0.06)
			Business Air Impairment		($18)	($11)	($0.05)
4Q16	Continuing Operations	Corporate	TRS Termination Charge	Other Income	($243)	($146)	($0.72)
		Consumer Banking	Consumer Goodwill Impairment	Goodwill Impairment	($319)	($319)	($1.58)
		Commercial Banking	Commercial Services Goodwill Impairment	Goodwill Impairment	($35)	($28)	($0.14)
		NSP	Canadian Assertion Change	Tax Provision	-	($54)	($0.27)
		NSP	Canada Portfolio Sale Gain	Other Income	$22	$16	$0.08
		Consumer Banking	Legacy OneWest Bank Matters	Operating Expenses	($27)	($17)	($0.08)
		Corporate	Restructuring Expenses	Operating Expenses	($4)	($3)	($0.01)
	Discontinued Operations		Commercial Air Tax Provision		-	($847)	($4.19)
			Commercial Air Suspended Depreciation		$106	$66	$0.33
			Financial Freedom Reserve		($27)	($16)	($0.08)
			Business Air Impairment		($7)	($4)	($0.02)
1Q17	Continuing Operations	Corporate	Entity Restructuring	Tax Provision	-	($14)	($0.07)
		Corporate	Restructuring Expenses	Operating Expenses	($15)	($10)	($0.05)
		NSP	Currency Translation Adjustments	Other Income	($8)	($7)	($0.03)
	Discontinued Operations		Commercial Air Suspended Depreciation		$113	$69	$0.34
			Commercial Air Secured Debt Expenses		($39)	($34)	($0.17)
			TC-CIT Joint Venture Gain		$14	$13	$0.06

(1) Per share data based on 203.3 million, 202.1 million, 202.8 million, 202.3 million and 202.1 million for 1Q17, 4Q16, 3Q16, 2Q16, and 1Q16, respectively.
$ impacts are rounded.

CIT | 1Q17 Earnings 21

22 Commercial Banking Divisional Performance Key Metrics ($ in M) 1Q17 4Q16 1Q16 4Q16 1Q16 FLA 9,970 10,275 11,777 (305) (1,807) AEA 10,217 10,647 11,892 (430) (1,675) Net Finance Revenue 97.8 110.4 113.5 (12.6) (15.7) Gross Yield 5.2% 5.5% 5.2% (0.4%) - NFM 3.8% 4.2% 3.8% (0.3%) - 11,892 11,543 11,085 10,647 10,217 5.17% 5.39% 5.35% 5.54% 5.16% 3.82% 3.99% 3.92% 4.15% 3.83% 1Q16 2Q16 3Q16 4Q16 1Q17 AEA Gross Yield Net Finance Margin Commercial Finance Real Estate Finance | 1Q17 Earnings Key Metrics ($ in M) 1Q17 4Q16 1Q16 4Q16 1Q16 FLA 7,226 7,221 6,897 5 329 AEA 7,320 7,287 6,882 33 438 Net Finance Revenue 81.8 78.1 100.2 3.7 (18.4) Gross Yield 12.0% 12.2% 13.7% (0.2%) (1.8%) NFM 4.5% 4.3% 5.8% 0.2% (1.4%) 6,882 7,037 7,164 7,287 7,320 13.73% 13.16% 12.38% 12.22% 11.98% 5.82% 5.35% 4.33% 4.29% 4.47% 1Q16 2Q16 3Q16 4Q16 1Q17 AEA Gross Yield Net Finance Margin Rail

23 Commercial Banking Divisional Performance (Continued ) Commercial Finance Key Metrics ($ in M) 1Q17 4Q16 1Q16 4Q16 1Q16 FLA 5,655 5,567 5,374 89 282 AEA 5,565 5,502 5,345 64 220 Net Finance Revenue 48.2 52.2 54.5 (4.0) (6.3) Gross Yield 4.9% 5.2% 5.4% (0.3%) (0.5%) NFM 3.5% 3.8% 4.1% (0.3%) (0.6%) Real Estate Finance 5,345 5,461 5,507 5,502 5,565 5.44% 5.17% 5.13% 5.24% 4.90% 4.08% 3.78% 3.74% 3.80% 3.46% 1Q16 2Q16 3Q16 4Q16 1Q17 AEA Gross Yield Net Finance Margin | 1Q17 Earnings Business Capital Key Metrics ($ in M) 1Q17 4Q16 1Q16 4Q16 1Q16 FLA 7,880 7,343 7,064 537 816 AEA 6,202 6,070 5,847 133 355 Net Finance Revenue 83.9 79.3 75.6 4.6 8.3 Gross Yield 9.0% 8.7% 8.3% 0.3% 0.7% NFM 5.4% 5.2% 5.2% 0.2% 0.2% 5,847 5,861 6,021 6,070 6,202 8.32% 8.38% 8.54% 8.71% 9.01% 5.17% 5.16% 5.07% 5.23% 5.41% 1Q16 2Q16 3Q16 4Q16 1Q17 AEA Gross Yield Net Finance Margin

24 Consumer Banking Divisional Performance Legacy Consumer Mortgages Other Consumer Banking (1) Key Metrics ($ in M) 1Q17 4Q16 1Q16 4Q16 1Q16 FLA 4,734 4,863 5,345 (129) (611) AEA 5,126 5,304 5,806 (178) (680) Net Finance Revenue 59.9 63.9 63.6 (4.0) (3.7) Gross Yield 6.3% 6.6% 6.1% (0.2%) 0.2% NFM 4.7% 4.8% 4.4% (0.1%) 0.3% 5,806 5,647 5,481 5,304 5,126 6.12% 6.10% 6.35% 6.56% 6.34% 4.38% 4.36% 4.66% 4.82% 4.67% 1Q16 2Q16 3Q16 4Q16 1Q17 AEA Gross Yield Net Finance Margin Key Metrics ($ in M) 1Q17 4Q16 1Q16 4Q16 1Q16 FLA 2,143 2,179 1,871 (36) 271 AEA 2,166 2,154 1,783 12 383 Net Finance Revenue 46.6 46.6 33.7 - 12.9 Gross Yield 3.5% 3.7% 3.7% (0.2%) (0.2%) NFM 8.6% 8.7% 7.6% - 1.0% 1,783 1,921 2,035 2,154 2,166 3.62% 3.62% 3.54% 3.70% 3.46% 7.57% 7.72% 7.92% 8.66% 8.61% 1Q16 2Q16 3Q16 4Q16 1Q17 AEA Gross Yield Net Finance Margin (1) Other Consumer Banking offers mortgage lending, deposits and private banking services. | 1Q17 Earnings

Diversified North American Rail Fleet

Fleet by Type

Total Cars: ~117k



Mill/Coil Gondolas, 10%
Coal, 9%
Boxcars, 7%
Flatcars, 4%
Other, 3%
Locomotives, 0.3%
Covered Hopper-Other, 33%
Covered Hopper - O&G Related, 7%
Tank Cars-Other, 14%
Tank Cars - O&G Related, 13%

Includes Operating Leases only; based on unit count

O&G = Oil and Gas

Operating Leases by Industry



Cement and Building Products, 6%
Petrochemicals, 6%
Coal and Utilities, 3%
Chemicals (non petrochemical), 3%
Other, 2%
Steel and Metals, 1%
Mining, 1%
Petroleum and gas, 46%
Rail, 18%
Agriculture, 14%

Total Net Investment:~$6.3B

Commentary

- Diversified fleet serving a broad range of customers and industries
  - Approximately 500 clients
  - ~75% shippers and ~25% railroads
  - Strong credit profile (~50% investment grade)
  - Young, well maintained equipment (avg. age: 12 yrs.)
- Utilization and lease rate trends coming off peak levels across multiple commodity types
  - Tank cars: ~16,000 for the transportation of crude
  - Sand cars: ~9,000 supporting crude and natural gas drilling
  - Coal cars: ~11,000 for the transportation of coal
  - ~$390 million in net investment supporting the oil & gas and coal industries up for renewal in 2017
- Portfolio management strategies
  - Shorten lease terms while lease rates are weaker
  - Bank funding on new deliveries
  - Selective disposal of non-performing assets
  - Divert cars from energy to alternative services (e.g. sand to cement, tank cars to ethanol and other refined products, etc.)

CIT | 1Q17 Earnings
25

Non-GAAP Disclosures (1)

	Quarter Ended March 31, 2017	Quarter Ended December 31, 2016	Quarter Ended March 31, 2016
Other Income	79.1	(117.6)	84.8
Less: Gain on Sale - UK	-	-	24.0
NSP Asset Impairment	-	-	(11.0)
Liquidating Europe CTA	-	-	(3.0)
TRS Termination Charge	-	(243.0)	-
Canada Portfolio Sale Gain	-	22.0	-
CTA	(8.1)	-	-
Adjusted Other Income	87.2	103.4	74.8
Adjusted Other Income as a % of AEA	0.75%	0.88%	0.62%

Adjusted Operating Expenses	Quarter Ended March 31, 2017	Quarter Ended December 31, 2016	Quarter Ended March 31, 2016
Operating expenses	(311.6)	(341.3)	(330.1)
Intangible asset amortization	6.2	6.4	6.4
Provision for severance and facilities exiting activities	14.8	3.9	20.3
Operating expenses exclusive of restructuring costs and intangible assets amortization(2)	(290.6)	(331.0)	(303.4)
Less: OneWest Bank Legacy Matters	-	(27.0)	-
Adjusted operating expenses exclusive of restructuring costs and intangible assets amortization(2)	(290.6)	(304.0)	(303.4)
Adjusted operating expenses (exclusive of restructuring costs and intangible assets amortization) as a % of AEA	2.49%	2.59%	2.52%

Adjusted Net Efficiency Ratio(3)	Quarter Ended March 31, 2017	Quarter Ended December 31, 2016	Quarter Ended March 31, 2016	
Net Finance Revenue	416.6	420.7	441.8	
Adjusted Other Income	87.2	103.4	74.8	
Total net revenues	503.8	524.1	516.6	A
Adjusted operating expenses exclusive of restructuring costs and intangible assets amortization(2)	(290.6)	(304.0)	(303.4)	B
Adjusted Net Efficiency Ratio	57.7%	58.0%	58.7%	B / A

(1) Selective reconciliations of non-GAAP measurements to GAAP measurements are included in our quarterly earnings release and not repeated in this presentation.
(2) Operating expenses exclusive of restructuring costs and intangible amortization is a non-GAAP measure used by management to compare period over period expenses.
(3) Net efficiency ratio is a non-GAAP measurement used by management to measure operating expenses (before restructuring costs and intangible amortization) to the level of total net revenues.

CIT | 1Q17 Earnings 26

Non-GAAP Disclosures (1)

	Quarter Ended March 31, 2017	Quarter Ended December 31, 2016	Quarter Ended September 30, 2016	Quarter Ended June 30, 2016	Quarter Ended March 31, 2016	
Net Income from Continuing Operations	78	(426)	94	88	61	A
Less: Restructuring Expenses	10	3	1	6	13	
CTA	7	-	-	-	3	
Gain on Sale UK	-	-	-	-	(15)	
Discrete Tax Benefit	-	-	-	-	(13)	
Asset Impairment	-	-	-	-	8	
China Valuation Allowance	-	-	16	-	-	
Gain Related to Indymac Venture	-	-	(3)	-	-	
Consumer Goodwill Impairment	-	319	-	-	-	
Commercial Services Goodwill Impairment	-	28	-	-	-	
TRS Termination Charge	-	146	-	-	-	
Canada Assertion Change	-	54	-	-	-	
Canada Portfolio Sale Gain	-	(16)	-	-	-	
OneWest Bank Legacy Matters	-	17	-	-	-	
Entity Restructuring	14	-	-	-	-	
Total Noteworthy Adjustments	31	551	14	6	(4)	
Plus: Intangible asset amortization (net of tax)	4	5	5	3	3	B
Adjusted Net Income from Continuing Operations	114	131	113	97	60	C

Tangible Common Equity	Quarter Ended March 31, 2017	Quarter Ended December 31, 2016	Quarter Ended September 30, 2016	Quarter Ended June 30, 2016	Quarter Ended March 31, 2016	
Average Tangible Common Equity	9,296	9,886	9,984	9,939	9,826	
Less: Disallowed DTA - Average	(177)	(665)	(831)	(862)	(893)	
Adjusted Tangible Common Equity	9,119	9,221	9,153	9,077	8,932	
Less: Capital Reduction Associated with Commercial Air Sale	2,975	2,975	2,975	2,975	2,975	
Adjusted TCE for Capital Reduction	6,144	6,246	6,178	6,102	5,957	D
ROATCE Adjusted for Capital Reduction	5.36%	NM	6.38%	5.96%	4.30%	A + B / D
ROATCE Adjusted for Noteworthy Items and Capital Reduction	7.40%	8.37%	7.29%	6.35%	4.03%	C / D

(1) Selective reconciliations of non-GAAP measurements to GAAP measurements are included in our quarterly earnings release and not repeated in this presentation.
Certain balances may not sum due to rounding
Capital numbers for current quarter are preliminary

CIT | 1Q17 Earnings 27

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